Exhibit 99.1
athenahealth, Inc. Reports Fourth Quarter and Full Year 2009 Results
Completes Internal Accounting Review and Restates Financials Due To Change in
Implementation Fee Amortization Period
▪	33% Revenue Growth Over Fourth Quarter of 2008

▪	GAAP Net Income of $4.3 Million, or $0.12 Per Diluted Share

▪	Non-GAAP Adjusted Net Income of $5.9 Million, or $0.17 Per Diluted Share
WATERTOWN, MA – March 15, 2010 - athenahealth, Inc. (Nasdaq: ATHN), (the “Company”), a leading provider of Internet-based business services for physician practices, today announced financial and operational results for the fourth quarter and full year of 2009.
In addition, the Company announced the completion of a restatement of prior period financials due to a change in the amortization period for deferred implementation revenue. The Company’s financial statements for the fiscal years ended 2005, 2006, 2007 and 2008, each quarterly period in 2008, and the quarterly periods for Q1 through Q3 in 2009 were restated as a result of an internal accounting policy review, initiated by the Company, related to the timing of amortization for deferred implementation revenue.
The Company will conduct a conference call tomorrow, Tuesday, March 16, 2010, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.
Fourth Quarter and Full Year 2009 Results
Due to the Company’s change in implementation fee amortization, all prior period comparisons contained within this press release reflect restated financial results.
Total revenue for the three months ended December 31, 2009, was $54.4 million, compared to $40.8 million in the same period last year, an increase of 33%. Full year 2009 revenue was $188.5 million, compared to full year 2008 revenue of $136.3 million, an increase of 38%.
“I am very proud of our accomplishments in 2009, a year in which we further established athenaClinicals as a leading electronic health record service, strengthened our unique value proposition with a patent issued on our payer rules engine, and stepped up our investments in growth by acquiring Anodyne Health Partners,” said Jonathan Bush, the Company’s Chairman, President, and Chief Executive Officer. “As physicians face increasing complexity associated with payment reform and incentive programs, I continue to believe that our unique approach as a software-enabled-service will deliver superior results to both physicians and investors.”
For the three months ended December 31, 2009, non-GAAP Adjusted EBITDA grew to $13.0 million, or 24% of revenue, from non-GAAP Adjusted EBITDA of $7.1 million, or 18% of revenue, in the same period last year. GAAP net income for the fourth quarter of 2009 was $4.3 million, or $0.12 per diluted share, and non-GAAP Adjusted Net Income was $5.9 million, or $0.17 per diluted share, under the Company’s revised non-GAAP methodology.
“It is very exciting to join athenahealth on the heels of such a tremendous year,” said Tim Adams, the Company’s Chief Financial Officer. “Looking ahead to 2010 and beyond, I believe there is no shortage of opportunity for the Company to flourish as an innovator while striving to achieve our strategic and financial goals.”
For the year ended December 31, 2009, non-GAAP Adjusted EBITDA grew to $34.7 million, or 18% of revenue, from non-GAAP Adjusted EBITDA for 2008 of $19.2 million, or 14% of revenue. For 2009, GAAP net income was $9.3 million, or $0.27 per diluted share. Non-GAAP Adjusted Net Income for the year was $15.0 million, or $0.43 per diluted share, under the Company’s revised non-GAAP methodology.
Key metrics and milestones in the fourth quarter and full year of 2009 included the following:
•	$1.4 billion in collections posted to client accounts in the fourth quarter of 2009, compared to $1.1 billion in the same quarter of 2008

•	$4.9 billion in collections posted to client accounts in all of 2009, compared to $3.7 billion in all of 2008

•	38.5 average Client Days in Accounts Receivable (DAR) in the fourth quarter of 2009, compared to 44.0 average Client DAR in the same quarter of 2008

•	15,719 active physicians using athenaCollectorSM at December 31, 2009, compared to 12,589 at December 31, 2008

•	23,366 active medical providers using athenaCollector at December 31, 2009, compared to 18,785 at December 31, 2008

•	1,471 active medical providers using athenaClinicalsSM at December 31, 2009, 920 of which were physicians, compared to 798 providers and 485 physicians at December 31, 2008

•	Completed the acquisition of Anodyne Health Partners, Inc. in an all-cash transaction on October 16, 2009, and launched Anodyne AnalyticsSM service

•	Patent issued for Practice Management and Billing Automation System on November 10, 2009, by the U.S. Patent and Trademark Office
As of December 31, 2009, the Company had cash, cash equivalents, and short-term investments of $82.8 million and short- and long-term debt and capital lease obligations of $12.4 million.

Financial Restatement
The Company has completed its previously announced internal accounting review related to the amortization period for deferred implementation revenue. Implementation revenue consists primarily of professional services fees related to assisting customers with the implementation of the Company’s services. These non-refundable fees are generally billed up front and recorded as deferred revenue until the implementation is complete and then recognized ratably over the expected performance period. Previously, the expected performance period was based upon the initial customer contract term, which, for the vast majority of contracts, was one year in duration. Implementation and other revenue has ranged from four to seven percent of total revenue on an annual basis since 2007.
As a result of the internal review, the Company concluded that in prior and future periods, deferred implementation revenue will be amortized over a longer expected performance period of twelve years in order to reflect the estimated expected customer life. Accordingly, as described above, the Company will restate the “implementation and other” revenue within its previously filed consolidated financial statements to reflect a longer amortization period for deferred implementation revenue. The Company will continue to record implementation expenses in the period as incurred. The length of the amortization period for deferred implementation revenue recognition does not impact cumulative total implementation revenue under contract nor does it impact cash flow.
In addition, in connection with the restatement, certain prior year amounts have been reclassified to correct the presentation in the financial statements. These reclassifications had no effect on net income or shareholders’ equity for any period and pertain to: (a) reimbursements of out-of-pocket expenses that were previously netted against corresponding expense and have now been grossed up and included in “implementation and other” revenue, (b) certain deferred tax liabilities that have been reclassified from non-current to current, (c) draw downs of capital lease lines that were previously presented as sources of cash within the financing activities section of the cash flow statements and have been reclassified as investing activities, and (d) the excess tax benefit from stock-based awards that were previously presented as sources of cash within the “operating activities” section of the consolidated statements of cash flows in the accrued expense line and have been reclassified as “operating activities” in the excess tax benefit from stock-based awards line item.
“I am proud of the Company’s timely completion of this review process,” added Tim Adams. “The changes made to this accounting item relate to a small portion of revenue and do not affect the Company’s cash flow or underlying business.”
For more detail on this restatement, please refer to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission today, March 15, 2010, particularly the “Explanatory Note Regarding Restatement” immediately preceding Item 1 in Part I and Note 2, “Restatement and Reclassification of Previously Issued Consolidated Financial Statements,” and Note 20, “Summarized Quarterly Unaudited Financial Data,” in Notes to Consolidated Financial Statements in Part II, Item 8.

Use of Non-GAAP Financial Measures
In the Company’s earnings release, conference call, slide presentation, or webcast, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements or can be found on the Investors section of the Company’s web site at http://www.athenahealth.com.
Conference Call Information
To participate in the Company’s live conference call and webcast, please dial 888-487-0346 (719-325-2266 for international calls) using conference code 5445665 or visit the Investors section of the Company’s web site: www.athenahealth.com. A replay will be available for one week following the conference call at 888-203-1112 (719-457-0820 for international calls) using conference code No. 5445665. A webcast replay will also be archived on the Company’s website.
About athenahealth
athenahealth, Inc. is a leading provider of Internet-based business services for physician practices. athenahealth’s service offerings are based on proprietary web-native practice management and electronic health record (EHR) software, a continuously updated payer knowledge-base, integrated back-office service operations, and automated and live patient communication services. For more information, please visit www.athenahealth.com or call (888) 652-8200.
Forward-Looking Statements
This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements reflecting management’s expectations for future financial performance, expected growth and business outlook, estimated expected customer life, and the benefits of the Company’s current service offerings, including statements found under the Company’s Reconciliation of Non-GAAP Financial Measures section of this release. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the Company’s history of operating losses and fluctuating operating results; the Company’s variable sales and implementation sales cycles, which may result in fluctuations in its quarterly results; risks associated with its expectations regarding its ability to maintain profitability; risks and uncertainties affecting estimation of expected performance period, including customers’ decisions regarding whether to terminate or renew their relationship with the Company; changes in tax rates or exposure to additional tax liabilities; the highly competitive industry in which the Company operates and the relative immaturity of the market for its service offerings; and the evolving and complex governmental and regulatory compliance environment in which the Company and its clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by the Company, see the disclosures contained in its public filings with the Securities and Exchange Commission, available on the Investors section of the Company’s website at http://www.athenahealth.com and on the SEC’s website at http://www.sec.gov.
Contact:
Jennifer Heizer (Investors)
Director, Investor Relations
athenahealth, Inc.
(617) 402-1322
investorrelations@athenahealth.com
John Hallock (Media)
Director, Corporate Communications
athenahealth, Inc.
(617) 402-1428
media@athenahealth.com

athenahealth, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	December 31,	December 31,
	2009	2008
		(As Restated)
Assets
Current assets:
Cash and cash equivalents	$30,526	$28,933
Short-term investments	52,323	58,061
Accounts receivable — net	33,323	23,236
Deferred tax assets	5,544	9,962
Prepaid expenses and other current assets	4,663	3,624

Total current assets	126,379	123,816

Property and equipment — net	24,871	20,871
Restricted cash	9,216	1,848
Software development costs — net	2,324	1,879
Purchased intangibles — net	14,490	1,925
Goodwill	22,120	4,887
Deferred tax assets	10,284	13,683
Other assets	1,393	662

Total assets	$211,077	$169,571

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$3,437	$2,038
Accounts payable	1,880	803
Accrued compensation	15,774	10,154
Accrued expenses	10,781	7,442
Current portion of deferred revenue	4,038	2,848
Interest rate derivative liability	291	881
Current portion of deferred rent	1,288	1,144

Total current liabilities	37,489	25,310

Deferred rent, net of current portion	7,444	8,662
Deferred revenue, net of current portion	28,684	22,186
Other long-term liabilities	1,191	—
Debt and capital lease obligations, net of current portion	8,951	8,378

Total liabilities	83,759	64,536

Preferred stock; $0.01 par value: 5,000 shares authorized and no shares issued and outstanding at December 31, 2009 and 2008, respectively	—	—
Common stock; $0.01 par value per share; 125,000 shares authorized; 35,166 shares issued and 33,888 shares outstanding at December 31, 2009 34,645 shares issued and 33,367 shares outstanding at December 31, 2008	352	346
Additional paid-in capital	169,715	156,303
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive (loss) income	(73)	338
Accumulated deficit	(41,476)	(50,752)

Total stockholders’ equity	127,318	105,035

Total liabilities and stockholders’ equity	$211,077	$169,571

athenahealth, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
		(As Restated)		(As Restated)
Revenue:
Business services	$53,297	$39,720	$183,230	$131,879
Implementation and other	1,149	1,091	5,297	4,403

Total revenue	54,446	40,811	188,527	136,282

Expenses:
Direct operating costs	21,117	17,287	79,017	59,947
Selling and marketing	9,222	6,519	34,072	22,827
Research and development	3,980	3,331	14,348	10,600
General and administrative	9,784	8,636	36,111	29,330
Depreciation and amortization	2,232	1,381	7,767	5,993

Total expenses	46,335	37,154	171,315	128,697

Operating income	8,111	3,657	17,212	7,585
Other income (expense):
Interest income	78	425	1,016	1,942
Interest expense	(241)	(225)	(968)	(428)
Gain (loss) on interest rate derivative contract	215	(881)	590	(881)
Other income (expense)	44	95	255	182

Total other income (expense)	96	(586)	893	815

Income before income taxes	8,207	3,071	18,105	8,400
Income tax (provision) benefit	(3,879)	23,773	(8,829)	23,202

Net income	4,328	26,844	9,276	31,602

Net income per share — basic	$0.13	$0.81	$0.28	$0.97

Net income per share — diluted	$0.12	$0.77	$0.27	$0.91

Weighted average shares used in computing net income per share:
Basic	33,785	33,242	33,584	32,746
Diluted	35,133	34,766	34,917	34,777

athenahealth, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Years Ended December 31,
	2009	2008
		(As Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,276	$31,602
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,403	6,095
Amortization of discounts on investments	(113)	(899)
Provision for uncollectible accounts	999	405
(Gain) loss on interest rate derivative contract	(590)	881
Deferred income tax benefit	5,918	(23,833)
Excess tax benefit from stock-based awards	(2,505)	(526)
Stock-based compensation expense	8,314	5,558
(Gain) loss on disposal of property and equipment	276	(47)
Changes in operating assets and liabilities:
Accounts receivable	(10,489)	(9,254)
Prepaid expenses and other current assets	(887)	(912)
Accounts payable	1,379	(1,195)
Accrued expenses	6,201	7,424
Deferred revenue	7,438	7,120
Deferred rent	(1,118)	(1,446)
Other long-term assets	(173)	86

Net cash provided by operating activities	32,329	21,059

CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development costs	(2,555)	(1,393)
Purchases of property and equipment	(10,277)	(13,452)
Proceeds from sales and disposals of property and equipment	4,538	4,112
Purchase in investment in unconsolidated company	(550)	(550)
Proceeds from sales and maturities of investments	84,014	73,250
Purchases of short-term investments	(78,588)	(129,935)
Payments for acquisitions, net of cash acquired	(22,391)	(6,680)
(Increase) decrease in restricted cash	(7,368)	(136)

Net cash (used in) provided by investing activities	(33,177)	(74,784)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options and warrants	2,676	5,235
Debt issuance costs	—	(177)
Excess tax benefit from stock-based awards	2,505	526
Proceeds from long-term debt	—	6,000
Payments on long-term debt and capital lease obligations	(2,514)	(777)

Net cash provided by financing activities	2,667	10,807

Effects of exchange rate changes on cash and cash equivalents	(226)	(40)

Net (decrease) increase in cash and cash equivalents	1,593	(42,958)
Cash and cash equivalents at beginning of period	28,933	71,891

Cash and cash equivalents at end of period	$30,526	$28,933

Supplemental disclosures of non-cash investing activities — Property and equipment recorded in accounts payable and accrued expenses	$510	$998

Supplemental disclosure — Cash paid for interest	$836	$324

Supplemental disclosure — Non-cash investing activities - Contingent Consideration	$5,100	$—

Supplemental disclosure — Cash paid for taxes	$514	$403

Property and equipment under capital leases	$4,538	$3,795

athenahealth, Inc.
STOCK-BASED COMPENSATION EXPENSE
(Unaudited, in thousands)
Set forth below is a breakout of stock-based compensation expense for the three months and year ended December 31, 2009 and 2008:

	Three Months Ended		Year Ended
	December 31,		December 31,
(unaudited, in thousands)	2009	2008	2009	2008
Stock-based compensation charged to:
Direct operating costs	$414	$330	$1,589	$872
Selling and marketing	548	394	2,126	1,383
Research and development	266	501	1,015	1,086
General and administrative	971	799	3,584	2,217

Total	$2,199	$2,024	$8,314	$5,558

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by the Company to the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures” set forth below.
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted Gross Margin
Set forth below is a presentation of the Company’s “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
(unaudited, in thousands)		(As Restated)		(As Restated)
Total revenue	$54,446	$40,811	$188,527	$136,282
Direct operating costs	21,117	17,287	79,017	59,947

Total revenue less direct operating costs	33,329	23,524	109,510	76,335
Add: Stock-based compensation expense allocated to direct operating costs	414	330	1,589	872
Add: Amortization of purchased intangibles	396	80	635	102

Non-GAAP Adjusted Gross Profit	$34,139	$23,934	$111,734	$77,309

Non-GAAP Adjusted Gross Margin	62.7%	58.6%	59.3%	56.7%
Non-GAAP Adjusted EBITDA
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA” and “Non-GAAP Adjusted EBITDA Margin,” which represents Non-GAAP Adjusted EBITDA as a percentage of total revenue.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
(unaudited, in thousands)		(As Restated)		(As Restated)
Total Revenue	$54,446	$40,811	$188,527	$136,282
GAAP Net income	4,328	26,844	9,276	31,602
Add (less): Provision (benefit from) for income taxes	3,879	(23,773)	8,829	(23,202)
Add (less) : Total other (income) expense	(96)	586	(893)	(815)
Add: Stock-based compensation expense	2,199	2,024	8,314	5,558
Add: Depreciation and amortization	2,232	1,381	7,767	5,993
Add: Acquisition-related expenses	100	—	751	—
Add: Amortization of purchased intangibles	396	80	635	102

Non-GAAP Adjusted EBITDA	$13,038	$7,142	$34,679	$19,238

Non-GAAP Adjusted EBITDA Margin	23.9%	17.5%	18.4%	14.1%

Non-GAAP Adjusted Operating Income
Set forth below is a reconciliation of the Company’s“Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin.” Non-GAAP Adjusted Operating Income Margin represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
(unaudited, in thousands)		(As Restated)		(As Restated)
Total revenue	$54,446	$40,811	$188,527	$136,282

GAAP net income	$4,328	$26,844	$9,276	$31,602
(Less) Add: Provision (benefit from) for income taxes	3,879	(23,773)	8,829	(23,202)
Add (less) : Total other (income) expense	(96)	586	(893)	(815)
Add: Acquisition related expenses	100	—	751	—
Add: Stock-based compensation expense	2,199	2,024	8,314	5,558
Add: Amortization of purchased intangibles	396	80	635	102

Non-GAAP Adjusted Operating Income	$10,806	$5,761	$26,912	$13,245

Non-GAAP Adjusted Operating Income Margin	19.8%	14.1%	14.3%	9.7%
Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
(unaudited, in thousands except per share amounts)		(As Restated)		(As Restated)
GAAP net income	$4,328	$26,844	$9,276	$31,602
(Less) Add: (Gain) loss on interest rate derivative	(215)	881	(590)	881
Add: Stock-based compensation expense	2,199	2,024	8,314	5,558
Add: Amortization of purchased intangibles	396	80	635	102

Sub-total of tax deductible items	2,380	2,985	8,359	6,541
(Less): Tax impact of tax deductible items (1)	(952)	—	(3,344)	—
(Less): Valuation allowance release	—	(23,876)	—	(23,876)
Add: Acquisition-related expenses (2)	100	—	751	—

Non-GAAP Adjusted Net Income	$5,856	$5,953	$15,042	$14,267

Weighted average shares — diluted	35,133	34,766	34,917	34,777

Non-GAAP Adjusted Net Income per Diluted Share	$0.17	$0.17	$0.43	$0.41

(1)	- Tax impact calculated using federal statutory tax rate of 34% and a blended state tax rate of 6%

(2)	- Pertains to acquisition of Anodyne Health Partners, Inc. on October 16, 2009

*	Note that Other (income) expense is no longer excluded per revised non-GAAP methodology

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
(unaudited, in thousands except per share amounts)		(As Restated)		(As Restated)
GAAP Net income per share — diluted	$0.12	$0.77	$0.27	$0.91
(Less) Add: (Gain) loss on interest rate derivative	(0.01)	0.03	(0.02)	0.03
Add: Stock-based compensation expense	0.06	0.06	0.24	0.16
Add: Amortization of purchased intangibles	0.01	—	0.02	—

Sub-total of tax deductible items	0.06	0.09	0.24	0.19

(Less): Tax impact of tax deductible items (1)	(0.02)	—	(0.10)	—
(Less): Valuation allowance release	—	(0.69)	—	(0.69)
Add: Acquisition-related expenses (2)	0.01	—	0.02	—

Non-GAAP Adjusted Net Income per Diluted Share	$0.17	$0.17	$0.43	$0.41

Weighted average shares — diluted	35,133	34,766	34,917	34,777

(1)	- Tax impact calculated using federal statutory tax rate of 34% and a blended state tax rate of 6%

(2)	- Pertains to acquisition of Anodyne Health Partners, Inc. on October 16, 2009

*	Note that Other (income) expense is no longer excluded per revised non-GAAP methodology
Explanation of Non-GAAP Financial Measures
The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-recurring expenses (which may not occur in each period presented) and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial performance and comparing this performance to its peers and competitors.
Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus stock-based compensation expense allocated to direct operating expense and amortization of purchased intangibles, and “Non-GAAP Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in the Company’s ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income before unrealized (gain) loss on an interest rate derivative contract, provision for (benefit from) income taxes, net interest (income) expense, other (income) expense, amortization of purchased intangibles, acquisition-related expenses, and stock-based compensation expense, and “Non-GAAP Adjusted EBITDA Margin” as Non-GAAP Adjusted EBITDA as a percentage of total revenue. Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income before (benefit from) provision for income taxes, total other (income) expense, amortization of purchased intangibles, acquisition-related expenses, and stock-based compensation expense, and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income before unrealized gain/loss on an interest rate derivative contract, amortization of purchased intangibles, acquisition-related expenses, stock-based compensation expense, and any tax impact related to these items, and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.
Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:
•	Stock-based compensation expense — excluded because these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Interest income (expense) — excluded because, to the extent these gains or losses impact a period presented, management does not believe that they reflect the underlying performance of ongoing business operations for such period.

•	Acquisition-related expenses and amortization of purchased intangibles — acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Gains and losses on interest rate derivative — excluded because, to the extent these gains or losses impact a period presented, management does not believe that they reflect the underlying performance of ongoing business operations for such period.